UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2023

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue Pittsburgh, Pennsylvania
15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 22, 2023, Evoqua Water Technologies Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Xylem Inc., an Indiana corporation (“Parent”), and Fore Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a direct, wholly owned subsidiary of Parent (the “Merger”).

Merger Consideration

At the effective time of the Merger (the “Effective Time”) and upon consummation of the Merger, subject to the terms and conditions set forth in the Merger Agreement, each share of the common stock, par value $0.01 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than treasury shares held by the Company and shares of the Company’s common stock owned, directly or indirectly, by Parent or Merger Sub) will be converted into and become exchangeable for 0.48 shares of common stock, par value $0.01 per share (the “Exchange Ratio”), of Parent (the “Parent Shares”) to be issued by Parent as consideration for the Merger (the “Share Issuance”). Cash will be issued in lieu of fractional shares. Upon the closing of the Merger, legacy Company stockholders will own approximately 25% and legacy Parent shareholders will own approximately 75% of the combined company.

Treatment of Company Equity Awards

The Merger Agreement provides that, at the Effective Time, each outstanding option to purchase Company Shares (a “Company Option”) granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company (the “Company Equity Plans”), whether vested or unvested, will cease to represent a right to acquire Company Shares and will be converted into an option to purchase Parent Shares (a “Parent Option”) equal to (a) the number of Company Shares subject to each Company Option immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down, if necessary, to the nearest whole share of Parent Shares, and such Parent Option will have an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of Company Shares otherwise purchasable pursuant to such Company Option divided by (ii) the Exchange Ratio.

The Merger Agreement also provides that, at the Effective Time, each outstanding unvested restricted stock unit (a “Company RSU”) and each outstanding unvested performance stock unit (a “Company PSU”) granted under any Company Equity Plan will cease to represent a right to acquire Company Shares and will be converted (and, in the case of a Company PSU, at a target award level) into a Parent restricted stock unit which vests based on the passage of time (a “Parent RSU”). The number of Parent Shares subject to each such Parent RSU will be equal to (a) the number of Company Shares subject to each Company RSU or Company PSU, as applicable, immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down, if necessary, to the nearest whole share of Parent Shares.

The Merger Agreement further provides that, at the Effective Time, each outstanding vested and unvested cash-settled stock appreciation right (a “Company SAR”) granted under any Company Equity Plan will cease to represent an award that relates to Company Shares and will be converted into an award that relates to Parent Shares (a “Parent SAR”) by multiplying the number of Company Shares relating to each such Company SAR immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share of Parent Shares), and each such Parent SAR will have a base price per share (rounded up to the nearest whole cent) equal to (a) the base price per share of Company Shares otherwise relating to such Company SAR immediately prior to the Effective Time divided by (b) the Exchange Ratio.

Conditions to the Parties’ Obligations to Consummate the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary mutual conditions, including (a) the receipt of the required approvals from the Company’s stockholders and Parent’s shareholders, (b) receipt of required regulatory approvals under antitrust and foreign investment laws in applicable jurisdictions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act (collectively,

“Regulatory Clearances”), (c) the absence of any temporary or permanent order, injunction, law or other legal restraint prohibiting or making illegal the consummation of the Merger, (d) the Parent Shares issuable to the stockholders of the Company in connection with the Merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and (e) Parent’s registration statement on Form S-4 having been declared effective under the Securities Act of 1933.

The obligation of each party to consummate the Merger is also conditioned upon (a) the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the closing (subject to customary materiality qualifiers) and (b) compliance by the other party in all material respects with its respective pre-closing obligations under the Merger Agreement.

The Company’s obligation to complete the Merger is also subject to the Company’s receipt, prior to the Effective Time, of a satisfactory tax opinion concluding that (a) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”) and (b) the Company, Merger Sub and Parent will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

The completion of the Merger is not conditioned on receipt of financing by Parent.

Representations, Warranties and Covenants

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. The Company and Parent have agreed, among other things, to covenants relating to (a) the conduct of their respective businesses during the interim period between the date of the Merger Agreement and the Effective Time, (b) non-solicitation obligations of the Company and Parent relating to alternative acquisition proposals, (c) the use of their respective reasonable best efforts, subject to certain additional obligations of Parent, to obtain all necessary governmental approvals in connection with the Merger, (d) the recommendation by the board of directors of the Company in favor of the adoption by its stockholders of the Merger Agreement, and (e) the recommendation by the board of directors of Parent in favor of shareholder approval of the Share Issuance.

The respective boards of directors of Parent and the Company have unanimously approved the Merger Agreement, and the board of directors of Parent has agreed to recommend that Parent’s shareholders approve the Share Issuance. In addition, the board of directors of the Company has agreed to recommend that the Company’s stockholders adopt the Merger Agreement.

Parent and the Company each have agreed not to directly or indirectly solicit alternative proposals and to terminate all existing discussions, negotiations and communications with any persons with respect to any alternative proposal. However, (i) the board of directors of Parent may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of approval of the issuance of Parent common stock in connection with the Merger or terminate the Merger Agreement, and (ii) the Company board of directors may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement, in each case, if, in connection with the receipt of an alternative proposal, Parent’s board of directors or the Company’s board of directors, as the case may be, determines in good faith, after consultation with its outside counsel, that (A) such alternative proposal constitutes or is reasonably likely to lead to a superior proposal and (B) a failure (1) to furnish information and provide access with respect to such corporation and its subsidiaries and (2) to participate in discussions or negotiations with the person making an alternative proposal would be reasonably likely to be inconsistent with its fiduciary duties. In addition, Parent’s board of directors or the Company’s board of directors, as the case may be, may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known or reasonably foreseeable as of the date of the Merger Agreement, it determines in good faith, after consultation with its outside legal and financial advisor, that a failure to effect such a withdrawal of recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

Termination Rights

The Merger Agreement contains certain termination rights that may be exercised by either the Company or Parent, including in the event that (a) both parties agree by mutual written consent to terminate the Merger Agreement, (b) the Merger is not consummated on or before the one year anniversary of the date of the Merger Agreement (the “Outside Date”), (c) (i) any order restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable or (ii) any law is enacted that prohibits or makes illegal the consummation of the Merger, or (d) the approval required from either the Company’s stockholders or Parent’s shareholders is not obtained.

The Company may additionally terminate the Merger Agreement (a) if Parent or Merger Sub have breached any of their representations, warranties, covenants or agreements contained in the Merger Agreement such that any closing conditions could not be satisfied (subject to certain cure periods), (b) if Parent’s board of directors withdraws or adversely modifies or, under certain circumstances, fails to publicly reaffirm, the recommendation or declaration of advisability of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, (c) if Parent breaches its non-solicitation obligations, and (d) if Parent breaches certain obligations to convene and hold the Parent shareholders meeting to obtain shareholder approval of the Share Issuance. In addition, prior to obtaining the approval of the Company’s stockholders, the Company may terminate the Merger Agreement in order to enter into an unsolicited alternative acquisition proposal that constitutes a “Company Superior Proposal” (as that term is defined in the Merger Agreement), subject to the Company’s compliance with certain notice obligations and matching right obligations and having paid, prior to or simultaneously with the termination of the Merger Agreement, a termination fee equal to $225,000,000 (the “Company Termination Fee”).

Furthermore, the Company will also be obligated to pay the Company Termination Fee to Parent if: (a) (i) an alternative acquisition proposal has been publicly announced after the date of the Merger Agreement and not publicly withdrawn prior to the date of the Company stockholders meeting, (ii) the Merger Agreement is terminated (x) by the Company or Parent due to the Merger not having been consummated by the Outside Date or due to the required approval by the Company’s stockholders not having been obtained or (y) by Parent if the Company has breached certain of the Company’s representations, warranties, or covenants contained in the Merger Agreement, and (iii) within 12 months after the date of such termination, the Company enters into an agreement in respect of any alternative acquisition proposal, or recommends an alternative acquisition proposal to its stockholders for adoption, or an alternative acquisition proposal is consummated, or (b) Parent terminates the agreement due to (i) the Company’s board of directors withdrawing or adversely modifying or, under certain circumstances, failing to publicly reaffirm, the recommendation or declaration of advisability of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement (a “Company Adverse Recommendation Change”), or (ii) the Company’s material breach of its non-solicitation obligations and obligations to convene and hold the Company stockholders meeting to obtain stockholder approval of the Merger Agreement.

Parent may additionally terminate the Merger Agreement (a) if the Company has breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that any closing conditions could not be satisfied (subject to certain cure periods), (b) if a Company Adverse Recommendation Change has occurred, (c) if the Company materially breaches its non-solicitation obligations, and (d) if the Company materially breaches certain obligations to convene and hold the Company stockholders meeting to obtain stockholder approval of the Merger Agreement. In addition, prior to obtaining the approval of Parent’s shareholders, Parent may terminate the Merger Agreement in order to enter into an unsolicited alternative acquisition proposal that constitutes a “Parent Superior Proposal” (as that term is defined in the Merger Agreement), subject to Parent’s compliance with certain notice obligations and matching right obligations and having paid, prior to or simultaneously with the termination of the Merger Agreement, a termination fee equal to $225,000,000 (the “Parent Termination Fee”).

Furthermore, Parent will also be obligated to pay the Parent Termination Fee to the Company if: (a) (i) an alternative acquisition proposal has been publicly announced after the date of the Merger Agreement and not publicly withdrawn prior to the date of the Parent shareholders meeting, (ii) the Merger Agreement is terminated (x) by the Company or Parent due to the Merger not having been consummated by the Outside Date or due to the required approval by Parent’s shareholders not having been obtained or (y) by the Company if Parent has breached certain of the Parent’s representations, warranties, or covenants contained in the Merger Agreement, and (iii) within 12 months after the date of such termination, Parent enters into an agreement in respect of any alternative acquisition proposal, or recommends an alternative acquisition proposal to its shareholders for adoption, or an alternative acquisition proposal is consummated, or (b) the Company terminates the agreement due to (i) Parent’s board of directors withdrawing or adversely modifying or, under certain circumstances, failing to publicly reaffirm, the recommendation or declaration of advisability of the Merger Agreement, the Share Issuance or any of the other transactions contemplated by the Merger Agreement (a “Parent Adverse Recommendation Change”), or (ii) the Parent’s material breach of its non-solicitation obligations and obligations to convene and hold Parent shareholders meeting to obtain stockholder approval of the Merger Agreement.

If either Parent or the Company terminates the Merger Agreement due to (a) the Merger not having been consummated by the Outside Date or (b) any final non-appealable order or that prohibits or makes illegal the consummation of the Merger, in either case, at a time when the Regulatory Clearances have not been obtained or there is a temporary or permanent order, injunction, law or other legal restraint that remains in effect and prohibits or makes illegal the consummation of the Merger, then Parent shall pay to the Company an amount equal to $325,000,000.

If either Parent of the Company terminates the Merger Agreement due to the other party’s failure to obtain stockholder or shareholder, as applicable, approval of the Merger Agreement and the transaction contemplated thereby, then the terminating party is entitled to reimbursement from the other party of its costs and expenses incurred in connection with the transaction, up to an aggregate cap of $50,000,000.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants, and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Item 8.01	Other Events.

On January 23, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the timing, consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. Parent’s and the Company’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the shareholders of Parent or stockholders of the Company or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Parent or the Company; the ability of Parent and the Company to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; and continued uncertainty around the ongoing impacts of the COVID-19 pandemic, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Parent’s and the Company’s filings with the Securities and Exchange Commission (the “SEC”), which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Parent’s and the Company’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this document are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Parent and the Company undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Parent intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Parent and the Company that also constitutes a prospectus of Parent. Each of Parent and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Parent and stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Parent and the Company, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at www.xylem.com or by contacting Parent’s Investor Relations Department by email at andrea.vanderberg@xylem.com or by phone at +1 (914) 260-8612. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.evoqua.com or by contacting Evoqua Water Technologies Corp., 210 Sixth Avenue, Suite 3300, Pittsburgh, PA 15222, ATTN: General Counsel and Secretary.

Participants in the Solicitation

Parent, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Parent is set forth in Parent’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 29, 2022, and Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 25, 2022. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on December 23, 2022, and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 16, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Parent or the Company using the sources indicated above.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 22, 2023, by and among Evoqua Water Technologies Corp., Xylem Inc., and Fore Merger Sub, Inc.

99.1	Joint Press Release, dated January 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibit or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer